UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

__________________________________________

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
__________________________________________

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 300 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

_______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Westmoreland Coal Company Stockholders Approve an Amended and Restated Equity Incentive Plan

As described below in this Form 8-K, on May 17, 2016, at the Westmoreland Coal Company (the “Company”)annual meeting of stockholders (“Annual Meeting of Stockholders”), the stockholders approved the Westmoreland Coal Company Amended and Restated 2014 Equity Incentive Plan (the “A&R Equity Plan”).  As a result, the A&R Plan became effective on May 16, 2017.  The A&R Plan increases the number of shares of common stock available under the A&R Plan by an additional 600,000 shares, for an aggregate total of 1,500,000 shares. The A&R Plan also amended the previous plan to require one-year vesting for all service based awards, clarify that cash settled awards do not reduce the number of shares available under the plan, limit Committee (as such term is defined in the A&R Plan) discretion to accelerate vesting, and revise tax withholding provisions to require netting. A copy of the A&R Plan was filed as an exhibit to the Company's registration statement on Form S-8 filed May 18, 2017, and is incorporated herein by reference.  The foregoing summary is qualified in its entirety by the complete terms and conditions of the A&R Plan.  A description of the material terms of the A&R Plan was included in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 31, 2017 (the “2017 Proxy Statement”), and such description is incorporated herein by reference.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

the Company's Annual Meeting of Stockholders was held virtually on May 16, 2017. As of the close of business on the record date for the meeting, which was March 17, 2017, there were 18,571,424 shares of common stock entitled to vote at the meeting. Each share of common stock was entitled to one vote per share. The final voting results for each of the proposals submitted to a vote of the Company's stockholders at the Annual Meeting are set forth below.

1.	Proposal for the election of ten directors to the Board of Directors to serve for a one-year term. The following directors were elected based on the votes listed below:

Nominee	For	Withheld	Broker Non-Vote
Terry Bachynski	11,266,457	1,293,929	3,979,374
Robert C. Flexon	11,254,767	1,305,619	3,979,374
Gail E. Hamilton	11,179,593	1,380,793	3,979,374
Michael G. Hutchinson	11,141,189	1,419,197	3,979,374
Craig R. Mackus	11,251,962	1,308,424	3,979,374
Jan B. Packwood	11,267,790	1,292,596	3,979,374
Kevin A. Paprzycki	11,269,568	1,290,818	3,979,374
Robert C. Scharp	11,265,886	1,294,500	3,979,374
Jeffrey S. Stein	11,254,086	1,306,300	3,979,374
Robert A. Tinstman	11,253,714	1,306,672	3,979,374

2.	Proposal two regarding an advisory vote on executive compensation passed, receiving approval of 97.69% of votes cast.

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,183,704	264,896	1,111,786	3,979,374

3.	Proposal three for the approval of the Company's Amended and Restated 2014 Equity Incentive Plan passed, receiving approval of 95.59% of votes cast.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,946,104	505,379	1,108,903	3,979,374

4.
Proposal four for the ratification of the appointment by the audit committee of Ernst & Young LLP as principal independent auditor for fiscal year 2017 passed, receiving approval of 99.37% of the votes cast.

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,200,389	95,953	1,243,418	—

5.
Proposal five regarding an advisory vote on the frequency of the Company's advisory vote on executive compensation was approved for every one year, having received an affirmative plurality of votes cast.

One Year	Two Years	Three Years	Abstentions
10,218,524	2,892	1,228,080	1,110,890

The board of directors of the Company (the "Board") received an advisory recommendation of the stockholders to hold a non-binding advisory vote on executive compensation ("say-on-pay") every one year. After consideration, the Board has determined that it will hold a say-on-pay vote every year until it next holds a non-binding stockholder advisory vote on the frequency with which the Company should hold future say-on-pay votes. This advisory vote on frequency of say-on-pay votes is required at least every six years and as such the next vote will appear in the 2023 proxy statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: May 22, 2017	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton Chief Legal Officer, Chief Administrative Officer and Secretary

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith
10.1	Westmoreland Coal Company Amended and Restated 2014 Equity Incentive Plan	S-8	001-11155	10.1	5/18/2017